Exhibit 99.1

First Acceptance Corporation Reports Operating Results for the Three and Six Month Periods Ended December 31, 2011

NASHVILLE, TN, February 29, 2012 — First Acceptance Corporation (NYSE: FAC) today reported its financial results for the three and six month periods ended December 31, 2011.

	Three Months Ended December 31, (unaudited)		Six Months Ended December 31, (unaudited)
Summary Financial Results	2011	2010	2011	2010
	(in thousands, except per share data)
Reported
Revenues	$49,135	$51,677	$99,104	$104,800
Loss before income taxes	$(25,716)	$(1,969)	$(29,289)	$(1,457)
Net loss	$(25,749)	$(2,090)	$(29,437)	$(1,698)
Net loss per diluted share	$(0.55)	$(0.04)	$(0.62)	$(0.04)
Adjusted*
Revenues	$49,135	$51,677	$99,104	$104,800
Loss before income taxes	$(4,626)	$(1,969)	$(8,199)	$(1,457)
Net loss	$(4,659)	$(2,090)	$(8,347)	$(1,698)
Net loss per diluted share	$(0.10)	$(0.04)	$(0.17)	$(0.04)

*	Adjusted results for the three and six months ended December 31, 2011 exclude a non-cash, pre-tax goodwill impairment charge of $21.1 million. These non-GAAP financial measures are detailed on page 10.

Operating Results

Revenues for the three months ended December 31, 2011 were $49.1 million, compared with $51.7 million for the three months ended December 31, 2010. Loss before income taxes for the three months ended December 31, 2011 was $25.7 million, compared with loss before income taxes of $2.0 million for the three months ended December 31, 2010. The loss before income taxes for the three months ended December 31, 2011 included a goodwill impairment charge of $21.1 million, or $0.45 per share on a diluted basis, and unfavorable development of $4.6 million for losses occurring in prior periods. Net loss for the three months ended December 31, 2011 was $25.7 million, or $0.55 per share on a diluted basis, compared with net loss of $2.1 million, or $0.04 per share on a diluted basis, for the three months ended December 31, 2010.

Revenues for the six months ended December 31, 2011 were $99.1 million, compared with $104.8 million for the six months ended December 31, 2010. Loss before income taxes for the six months ended December 31, 2011 was $29.3 million, compared with loss before income taxes of $1.5 million for the six months ended December 31, 2010. The loss before income taxes for the six months ended December 31, 2011 included a goodwill impairment charge of $21.1 million, or $0.45 per share on a diluted basis, and unfavorable development of $5.6 million for losses occurring in prior periods. Net loss for the six months ended December 31, 2011 was $29.4 million, or $0.62 per share on a diluted basis, compared with net loss of $1.7 million, or $0.04 per share on a diluted basis, for six months ended December 31, 2010.

Premiums earned for the three months ended December 31, 2011 were $40.1 million, compared with $42.5 million for the three months ended December 31, 2010. Premiums earned for the six months ended December 31, 2011 were $80.6 million, compared with $86.5 million for the six months ended December 31, 2010. The decreases in premiums earned were primarily due to a decline in the number of policies in force (“PIF”) from 144,582 at December 31, 2010 to 141,862 at December 31, 2011, which was impacted by the closure of underperforming stores. At December 31, 2011, we operated 382 stores, compared with 393 stores at December 31, 2010. Although the number of PIF sold through our open stores decreased from 139,187 at December 31, 2010 to 137,842 at December 31, 2011, for those policies quoted, we continue to experience a higher close ratio for the three and six months ended December 31, 2011 compared with the same periods in the prior year. In addition, we experienced increases in both new policies sold during the most recent quarter on a year-over-year basis and the number of PIF at December 31, 2011 compared to September 30, 2011.

Goodwill Impairment. As a result of the adverse impact of operating losses, the decline in our common stock trading prices, and the negotiated price of separate stock transactions with former executive officers that represented a significant percentage of our shares outstanding, during the most recent quarter, we recorded a non-cash, pre-tax goodwill impairment charge of $21.1 million in the second quarter of the six months ended December 31, 2011. This impairment charge resulted in no remaining goodwill on our consolidated balance sheet. We are required to perform periodic impairment tests of our goodwill and intangible assets. The goodwill impairment test is a two-step process that requires us to make judgments in determining what assumptions to use in the calculation. The first step of the process consists of estimating the fair value of each reporting unit based on valuation techniques, including a discounted cash flow model using revenue and profit forecasts and recent industry transaction and trading multiples of our peers, and comparing those estimated fair values with the carrying values of the assets and liabilities of the reporting unit, which includes the allocated goodwill. If the estimated fair value is less than the carrying value, a second step is performed to compute the amount of the impairment, if any, by determining an “implied fair value” of goodwill. The determination of the “implied fair value” of goodwill of a reporting unit requires us to allocate the estimated fair value of the reporting unit to the assets and liabilities of the reporting unit. Any unallocated fair value represents the “implied fair value” of goodwill, which is compared to its corresponding carrying value. Management does not believe that this non-cash impairment charge will have a materially adverse impact on the continuing operations, liquidity, or statutory surplus of the Company.

Loss and Loss Adjustment Expense Ratio. The loss and loss adjustment expense ratio was 81.0 percent for the three months ended December 31, 2011, compared with 78.4 percent for the three months ended December 31, 2010. The loss and loss adjustment expense ratio was 81.5 percent for the six months ended December 31, 2011 compared with 75.6 percent for the six months ended December 31, 2010. We experienced unfavorable development related to prior periods of $4.6 million for the three months ended December 31, 2011, compared with $3.1 million for the three months ended December 31, 2010. For the six months ended December 31, 2011, we experienced unfavorable development related to prior periods of $5.6 million, compared with unfavorable development of $1.0 million for the six months ended December 31, 2010. The unfavorable development for the three and six months ended December 31, 2011 was primarily related to the strengthening of loss adjustment expense reserves for prior accident periods and included amounts related to the settlement of claims for extra-contractual damages.

Excluding the unfavorable development related to prior periods, the loss and loss adjustment expense ratio was 74.6 percent and 74.5 percent for the six months ended December 31, 2011 and 2010, respectively.

In December 2011, we completed the process of implementing a new multivariate pricing program. We believe this new pricing program provides us with greater pricing segmentation and improves our pricing relative to the risk we are insuring. Currently, approximately 50 percent of our PIF have been underwritten using this new pricing program.

Expense Ratio. The expense ratio was 30.5 percent for the three months ended December 31, 2011, compared with 26.6 percent for the three months ended December 31, 2010. The expense ratio was 29.0 percent for the six months ended December 31, 2011, compared with 26.1 percent for the six months ended December 31, 2010. The year-over-year increase in the expense ratio was primarily due to the decrease in premiums earned and a higher percentage of fixed expenses in our retail operations (such as rent and base salary).

Combined Ratio. The combined ratio was 111.5 percent for the three months ended December 31, 2011, compared with 105.0 percent for the for the three months ended December 31, 2010. The combined ratio was 110.5 percent for the six months ended December 31, 2011, compared with 101.7 percent for the six months ended December 31, 2010.

Change in Fiscal Year

As previously announced, on November 15, 2011, our Board of Directors approved a change in fiscal year end from June 30 to December 31, effective December 31, 2011. As a result of this change, a transition report on Form 10-K has been filed for the six-month transition period from July 1, 2011 to December 31, 2011.

About First Acceptance Corporation

We are a retailer, servicer and underwriter of non-standard personal automobile insurance based in Nashville, Tennessee. We currently write non-standard personal automobile insurance in 12 states and are licensed as an insurer in 13 additional states. Non-standard personal automobile insurance is made available to individuals who are categorized as “non-standard” because of their inability or unwillingness to obtain standard insurance coverage due to various factors, including payment history, payment preference, failure in the past to maintain continuous insurance coverage, driving record and/or vehicle type, and in most instances who are required by law to buy a minimum amount of automobile insurance. At February 29, 2012, we leased and operated 378 retail locations, staffed with employee-agents. Our employee-agents primarily sell non-standard personal automobile insurance products underwritten by us, as well as certain commissionable ancillary products and other insurance products. We are currently able to complete the entire sales process over the phone or at the local retail office, and we anticipate having an expanded consumer-based website available by mid-2012. In select markets, we also sell our products through 13 retail locations operated by independent agents. Additional information about First Acceptance Corporation can be found online at www.acceptanceinsurance.com.

This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth under the caption “Risk Factors” in Item 1A. of our Transition Report on Form 10-K for the transition period from July 1, 2011 to December 31, 2011 and in our other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)			(Unaudited)
Revenues:
Premiums earned	$40,132	$42,520	$80,637	$86,454
Commission and fee income	7,269	7,065	14,769	14,341
Investment income	1,909	2,124	3,930	4,261
Net realized losses on investments, available-for-sale	(175)	(32)	(232)	(256)

	49,135	51,677	99,104	104,800

Costs and expenses:
Losses and loss adjustment expenses	32,505	33,338	65,753	65,395
Insurance operating expenses	19,529	18,393	38,154	36,901
Other operating expenses	250	291	494	678
Litigation settlement	—	(5)	—	(5)
Stock-based compensation	80	173	171	365
Depreciation and amortization	407	465	751	941
Interest expense	990	991	1,980	1,982
Goodwill impairment	21,090	—	21,090	—

	74,851	53,646	128,393	106,257

Loss before income taxes	(25,716)	(1,969)	(29,289)	(1,457)
Provision for income taxes	33	121	148	241

Net loss	$(25,749)	$(2,090)	$(29,437)	$(1,698)

Net loss per share:
Basic and diluted	$(0.55)	$(0.04)	$(0.62)	$(0.04)

Number of shares used to calculate net loss per share:
Basic and diluted	47,182	48,138	47,707	48,087

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2011	June 30, 2011
ASSETS
Investments, available-for-sale at fair value (amortized cost of $162,575 and $177,300, respectively)	$172,825	$186,815
Cash and cash equivalents	23,751	29,305
Premiums and fees receivable, net of allowance of $364 and $406	41,313	40,447
Other assets	8,005	7,999
Property and equipment, net	3,315	2,533
Deferred acquisition costs	3,243	3,305
Goodwill	—	21,090
Identifiable intangible assets	4,800	4,800

TOTAL ASSETS	$257,252	$296,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$69,436	$68,424
Unearned premiums and fees	50,464	50,772
Debentures payable	41,240	41,240
Other liabilities	13,383	13,630

Total liabilities	174,523	174,066

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000 shares authorized	—	—
Common stock, $.01 par value, 75,000 shares authorized; 40,928 and 48,458 shares issued and outstanding, respectively	409	485
Additional paid-in capital	456,056	466,777
Accumulated other comprehensive income	10,250	9,515
Accumulated deficit	(383,986)	(354,549)

Total stockholders’ equity	82,729	122,228

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$257,252	$296,294

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES

Supplemental Data

(Unaudited)

PREMIUMS EARNED BY STATE

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Premiums earned:
Georgia	$8,572	$9,350	$17,283	$18,947
Illinois	5,188	5,779	10,456	11,588
Texas	5,050	5,708	10,269	11,618
Florida	4,961	4,639	9,771	9,466
Alabama	3,845	4,130	7,831	8,518
Ohio	3,364	3,270	6,731	6,496
Tennessee	2,562	2,582	5,086	5,298
South Carolina	2,471	2,352	4,860	4,852
Pennsylvania	1,933	2,309	3,954	4,730
Indiana	1,055	1,122	2,103	2,268
Missouri	617	686	1,231	1,425
Mississippi	557	638	1,150	1,325

Total gross premiums earned	40,175	42,565	80,725	86,531
Premiums ceded	(43)	(45)	(88)	(77)

Total net premiums earned	$40,132	$42,520	$80,637	$86,454

COMBINED RATIOS (INSURANCE OPERATIONS)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Loss and loss adjustment expense	81.0%	78.4%	81.5%	75.6%
Expense	30.5%	26.6%	29.0%	26.1%

Combined	111.5%	105.0%	110.5%	101.7%

POLICIES IN FORCE

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Policies in force – beginning of period	140,930	150,175	144,410	154,655
Net increase (decrease) during period	932	(5,593)	(2,548)	(10,073)

Policies in force – end of period	141,862	144,582	141,862	144,582

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES

Supplemental Data (continued)

(Unaudited)

POLICIES IN FORCE (continued)

The following tables present total PIF for the insurance operations segregated by policies that were sold through our open and closed retail locations as well as our independent agents. For our retail locations, PIF are further segregated by (i) new and renewal and (ii) liability-only or full coverage. New policies are defined as those policies issued to both first-time customers and customers who have reinstated a lapsed or cancelled policy. Renewal policies are those policies which renewed after completing their full uninterrupted policy term. Liability-only policies are defined as those policies including only bodily injury (or no-fault) and property damage coverages, which are the required coverages in most states. For comparative purposes, the PIF data with respect to closed retail locations for each of the periods presented below includes all retail locations closed at December 31, 2011.

	December 31,
	2011	2010
Retail locations:
Open retail locations:
New	64,289	62,445
Renewal	73,553	76,742

	137,842	139,187
Closed retail locations:
New	184	805
Renewal	1,888	2,764

	2,072	3,569
Independent agents	1,948	1,826

Total policies in force	141,862	144,582

	December 31,
	2011	2010
Retail locations:
Open retail locations:
Liability-only	83,123	84,617
Full coverage	54,719	54,570

	137,842	139,187
Closed retail locations:
Liability-only	1,213	2,190
Full coverage	859	1,379

	2,072	3,569
Independent agents	1,948	1,826

Total policies in force	141,862	144,582

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES

Supplemental Data (continued)

(Unaudited)

NUMBER OF RETAIL LOCATIONS

Retail location counts are based upon the date that a location commenced or ceased writing business.

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Retail locations – beginning of period	383	393	385	394
Opened	—	1	—	1
Closed	(1)	(1)	(3)	(2)

Retail locations – end of period	382	393	382	393

RETAIL LOCATIONS BY STATE

	December 31,		September 30,		June 30,
	2011	2010	2011	2010	2011	2010
Alabama	24	25	24	25	24	25
Florida	30	31	31	31	31	31
Georgia	60	60	60	60	60	60
Illinois	67	73	67	74	68	74
Indiana	17	17	17	17	17	17
Mississippi	8	8	8	8	8	8
Missouri	12	12	12	12	12	12
Ohio	27	27	27	27	27	27
Pennsylvania	16	16	16	16	16	16
South Carolina	26	26	26	26	26	26
Tennessee	20	20	20	19	20	19
Texas	75	78	75	78	76	79

Total	382	393	383	393	385	394

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In the accompanying press release, the Company makes reference to loss before taxes, net loss and net loss per diluted share before certain reconciling items. These financial measures are not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that these non-GAAP financial measures, when presented in conjunction with the comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance for the three and six months ended December 31, 2011 and 2010. The Company believes that providing the non-GAAP financial measures to investors, in addition to the comparable GAAP financial measures, allow investors to view the Company’s financial results in the way management views the Company’s operating results. Management believes the non-GAAP financial measures are useful as a supplemental measure of the performance of the Company’s operations because they isolate the Company’s operating performance from the accounting impact of the goodwill impairment charge recognized during the quarter ended December 31, 2011. Management believes the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the financial measures prepared in accordance with GAAP that are presented in the accompanying press release, as the items excluded in the presentation of the non-GAAP financial measures are significant components in understanding and assessing financial performance. A reconciliation of the non-GAAP financial measures to the nearest comparable GAAP financial measures is provided below. The non-GAAP financial measures, as presented, may not be comparable to similarly titled financial measures of other companies.

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Loss before income taxes
As reported	$(25,716)	$(1,969)	$(29,289)	$(1,457)
Goodwill impairment	21,090	—	21,090	—

As adjusted	$(4,626)	$(1,969)	$(8,199)	$(1,457)

Net loss
As reported	$(25,749)	$(2,090)	$(29,437)	$(1,698)
Goodwill impairment	21,090	—	21,090	—

As adjusted	$(4,659)	$(2,090)	$(8,347)	$(1,698)

Net loss per diluted share
As reported	$(0.55)	$(0.04)	$(0.62)	$(0.04)
Goodwill impairment	0.45	—	0.45	—

As adjusted	$(0.10)	$(0.04)	$(0.17)	$(0.04)

SOURCE: First Acceptance Corporation

INVESTOR RELATIONS CONTACT:

Michael J. Bodayle

615.844.2885